FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
SECOND QUARTER 2015

Marlborough, Mass. (July 23, 2015) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.843 billion during the second quarter ended June 30, 2015, compared to the company's guidance range for the quarter of $1.800 to $1.850 billion. This represents 6 percent operational revenue growth (constant currency basis, excluding divested businesses) and a decrease of 2 percent on a reported basis, all compared to the prior year period. The company achieved adjusted earnings per share of $0.22 for the period, compared to $0.21 a year ago, and GAAP earnings of $102 million, or approximately $0.08 per share, compared to $0.00 a year ago.*

"Our strong performance in the second quarter reflects the consistent execution of our global teams,” said Mike Mahoney, president and chief executive officer, Boston Scientific. “We are particularly pleased with the improved growth in MedSurg and continued strength in Cardiovascular. We look forward to continued momentum with several ongoing product launches and the planned closing of the American Medical Systems (AMS) urology portfolio acquisition in the third quarter of 2015."

Second quarter financial results and recent developments*:

•	Achieved second quarter sales of $1.843 billion, representing 6 percent operational revenue growth and a decrease of 2 percent on a reported basis, all compared to the prior year period.

•
Delivered adjusted earnings per share of $0.22 compared to the company's guidance range of $0.20 to $0.22, and GAAP income of $0.08 per share compared to the company’s guidance range of $0.09 to $0.11 per share.

•	Reported second quarter revenue growth of 10 percent in Cardiovascular, 7 percent in MedSurg, and remained flat in Rhythm Management, all on a constant currency basis over the prior year period.

•
Delivered strong operational revenue growth of 6 percent across all three major regions (U.S., Europe, and Asia, Middle East and Africa) and 12 percent operational revenue growth in the Emerging Markets.

•
Added to a growing body of evidence supporting the performance, safety and extremely low paravalvular aortic regurgitation (leakage) rates of the Lotus™ Valve System** with early results from the RESPOND Post-Market Study highlighted at EuroPCR 2015.

•	Began the U.S. commercial rollout of the WATCHMAN™ Left Atrial Appendage Closure Device.

•
Launched the Precision Novi™ Spinal Cord Stimulator (SCS) System*** in Europe. The Precision Novi System offers patients and physicians the smallest 16-contact high capacity primary cell device for the treatment of chronic pain.

•
Initiated the UNTOUCHED post-market study evaluating the EMBLEM™ Subcutaneous Implantable Defibrillator (S-ICD) for primary prevention of sudden cardiac death in the setting of severely reduced cardiac function. The EMBLEM System was launched in Europe in May and began a limited introduction in the U.S. in June.

•
Reported positive, long-term data at EuroPCR 2015 from the EVOLVE Trial of the SYNERGY™ Everolimus-Eluting Bioabsorbable Polymer Platinum Chromium Coronary Stent System** with no new major adverse cardiac events reported between years three and four.

•	Completed a $1.85 billion senior notes offering with an average interest rate of 3.4%; a portion of the net proceeds is expected to fund part of the AMS male urology portfolio purchase price.

* Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.
** Investigational device and not available for sale in the U.S. CE-marked device, available for sale in CE-mark countries.
*** Not available for sale in the U.S. Available for sale in CE-mark countries.

Worldwide sales for the second quarter:

	Three Months Ended
	June 30,		% Change
in millions	2015	2014	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis

Interventional Cardiology	$515	$528	(3)%	$(52)	(10)%	7%
Peripheral Interventions	228	211	8%	(18)	(8)%	16%
Cardiovascular	743	739	0%	(70)	(10)%	10%
Cardiac Rhythm Management	460	497	(7)%	(32)	(6)%	(1)%
Electrophysiology	57	56	2%	(4)	(7)%	9%
Rhythm Management	517	553	(6)%	(36)	(6)%	0%
Endoscopy	326	333	(2)%	(25)	(8)%	6%
Urology and Women's Health	135	133	2%	(7)	(5)%	7%
Neuromodulation	122	114	7%	(3)	(2)%	9%
MedSurg	583	580	1%	(35)	(6)%	7%

Subtotal Core Businesses	1,843	1,872	(2)%	(141)	(8)%	6%

Divested Businesses	—	1	N/A	—	N/A	N/A

Worldwide Net Sales	$1,843	$1,873	(2)%	$(141)	(8)%	6%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the second quarter of 2015 was $102 million, or $0.08 per share. These results included intangible asset impairment charges, acquisition- and divestiture-related net charges, litigation-related net credits, restructuring-related net charges, debt extinguishment charges, and amortization expense, of $192 million (after-tax) or $0.14 per share. Adjusted net income for the second quarter of 2015, excluding these net charges, was $294 million, or $0.22 per share.

On a consolidated GAAP basis, net income for the second quarter of 2014 was $4 million, or $0.00 per share. These results included intangible asset impairment charges, acquisition- and divestiture-related net credits, litigation-, and restructuring-related net charges, discrete tax items, and amortization expense, of $281 million (after-tax) or $0.21 per share. Adjusted net income for the second quarter of 2014, excluding these net charges, was $285 million, or $0.21 per share.

Guidance for Full Year and Third Quarter 2015

The company now estimates revenue for the full year 2015 to be in a range of $7.275 to $7.375 billion (compared to prior guidance of $7.225 to $7.375 billion), which versus the prior year period represents change in a range of negative 1 to 0 percent on a reported basis and a growth range of approximately 4 to 6 percent on an operational basis. The company now estimates income on a GAAP basis in a range of $0.28 to $0.34 per share (compared to prior guidance of $0.32 to $0.38), and continues to estimate adjusted earnings, excluding intangible asset impairment charges, debt extinguishment charges, acquisition- and divestiture-, litigation-, and restructuring-related net charges, pension termination charges, and amortization expense, in a range of $0.88 to $0.92 per share.

The company estimates sales for the third quarter of 2015 in a range of $1.790 to $1.840 billion. The company estimates earnings on a GAAP basis in a range of $0.10 to $0.13 per share. Adjusted earnings, excluding acquisition- and divestiture- and restructuring-related net charges and amortization expense, are estimated in a range of $0.21 to $0.23 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP and operational revenue growth rates, GAAP earnings and adjusted earnings for the third quarter and full year 2015; our financial performance; our business plans; our positioning for revenue and earnings growth, and the acquisition of the American Medical Systems male urology portfolio.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; the closing and integration of acquisitions; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Kelly Leadem
508-683-5543 (office)
Media Relations
Boston Scientific Corporation
kelly.leadem@bsci.com

Investors:	Susan Lisa, CFA
508-683-5565 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
in millions, except per share data	2015	2014	2015	2014

Net sales	$1,843	$1,873	$3,611	$3,647
Cost of products sold	540	563	1,060	1,100
Gross profit	1,303	1,310	2,551	2,547

Operating expenses:
Selling, general and administrative expenses	700	743	1,367	1,409
Research and development expenses	220	206	412	397
Royalty expense	18	25	36	65
Amortization expense	116	109	229	218
Intangible asset impairment charges	9	110	9	165
Contingent consideration expense (benefit)	19	(96)	46	(118)
Restructuring charges	3	15	9	35
Gain on divestiture	—	—	—	(12)
Pension termination charges	—	—	8	—
Litigation-related charges (credits)	(1)	267	192	260
	1,084	1,379	2,308	2,419
Operating income (loss)	219	(69)	243	128

Other income (expense):
Interest expense	(106)	(53)	(167)	(108)
Other, net	(8)	18	(22)	22
Income (loss) before income taxes	105	(104)	54	42
Income tax expense (benefit)	3	(108)	(47)	(95)
Net income (loss)	$102	$4	$101	$137

Net income (loss) per common share - basic	$0.08	$0.00	$0.08	$0.10
Net income (loss) per common share - assuming dilution	$0.08	$0.00	$0.07	$0.10

Weighted-average shares outstanding
Basic	1,341.3	1,323.2	1,337.5	1,322.4
Assuming dilution	1,361.8	1,345.0	1,359.7	1,347.1

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	June 30,	December 31,
in millions, except share data	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$903	$587
Trade accounts receivable, net	1,195	1,183
Inventories	968	946
Deferred and prepaid income taxes	316	447
Other current assets	391	443
Total current assets	3,773	3,606

Property, plant and equipment, net	1,451	1,507
Goodwill	5,930	5,898
Other intangible assets, net	5,442	5,606
Other long-term assets	527	425
	$17,123	$17,042

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$43	$403
Accounts payable	191	262
Accrued expenses	1,401	1,950
Other current liabilities	302	231
Total current liabilities	1,937	2,846

Long-term debt	5,069	3,859
Deferred income taxes	899	1,214
Other long-term liabilities	2,638	2,666

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000 shares -	16	16
issued 1,589,772,340 shares as of June 30, 2015 and
1,575,018,236 shares as of December 31, 2014
Treasury stock, at cost - 247,566,270 shares as of June 30, 2015 and	(1,717)	(1,717)
247,566,270 shares as of December 31, 2014
Additional paid-in capital	16,764	16,703
Accumulated deficit	(8,587)	(8,689)
Accumulated other comprehensive income (loss), net of tax	104	144
Total stockholders' equity	6,580	6,457
	$17,123	$17,042

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended June 30, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$105	$(3)	$102	$0.08
Non-GAAP adjustments:
Intangible asset impairment charges	9	(2)	7	0.01
Acquisition- and divestiture-related net charges (b)	49	(7)	42	0.03
Restructuring and restructuring-related net charges (c)	16	(2)	14	0.01
Litigation-related net credit	(1)	—	(1)	0.00
Debt extinguishment charges (d)	45	(16)	29	0.02
Amortization expense	116	(15)	101	0.07
Adjusted net income	$339	$(45)	$294	$0.22

	Three Months Ended June 30, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(104)	$108	$4	$0.00
Non-GAAP adjustments:
Intangible asset impairment charges	110	(19)	91	0.07
Acquisition- and divestiture-related net credits (e)	(91)	(1)	(92)	(0.07)
Restructuring and restructuring-related net charges (f)	25	(6)	19	0.01
Discrete tax items	—	(2)	(2)	0.00
Litigation-related net charges	267	(100)	167	0.13
Amortization expense	109	(11)	98	0.07
Adjusted net income	$316	$(31)	$285	$0.21

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the second quarter of 2015, pre-tax acquisition- and divestiture-related net charges were $49 million, of which $3 million was recorded in cost of products sold, $7 million was recorded in selling, general and administrative expenses, $20 million was recorded in research and development, and $19 million was recorded as a contingent consideration expense.

(c) In the second quarter of 2015, pre-tax restructuring charges were $3 million and pre-tax restructuring- related charges were $13 million, of which $8 million was recorded in cost of products sold and $5 million was recorded in selling, general and administrative expenses.

(d) Debt extinguishment charges are recorded in interest expense.
(e) In the second quarter of 2014, pre-tax acquisition- and divestiture-related net credits were $91 million, of which charges of $3 million were recorded in cost of products sold, charges of $22 million were recorded in selling, general and administrative expenses, $96 million was recorded as a contingent consideration benefit, and credits of $20 million were recorded within Other, net.

(f) In the second quarter of 2014, pre-tax restructuring charges were $15 million and pre-tax restructuring- related charges were $10 million, of which $4 million was recorded in cost of products sold and $6 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Six Months Ended June 30, 2015
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$54	$47	$101	$0.07
Non-GAAP adjustments:
Intangible asset impairment charges	9	(2)	7	0.01
Acquisition- and divestiture-related net charges (b)	91	(5)	86	0.07
Restructuring and restructuring-related net charges (c)	37	(6)	31	0.02
Pension termination charges	8	(3)	5	0.00
Litigation-related net charges	192	(70)	122	0.09
Debt extinguishment charges (d)	45	(16)	29	0.02
Amortization expense	229	(30)	199	0.15
Adjusted net income	$665	$(85)	$580	$0.43

	Six Months Ended June 30, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$42	$95	$137	$0.10
Non-GAAP adjustments:
Intangible asset impairment charges	165	(25)	140	0.10
Acquisition- and divestiture-related net credits (e)	(118)	(2)	(120)	(0.09)
Restructuring and restructuring-related net charges (f)	53	(13)	40	0.03
Discrete tax items	—	—	—	0.00
Litigation-related net charges	260	(99)	161	0.12
Amortization expense	218	(23)	195	0.15
Adjusted net income	$620	$(67)	$553	$0.41

(a) Amounts are tax effected at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the first half of 2015, pre-tax acquisition- and divestiture-related net charges were $91 million, of which $8 million was recorded in cost of products sold, $13 million was recorded in selling, general and administrative expenses, $20 million was recorded in research and development, $46 million was recorded as contingent consideration expense, and $4 million was recorded as interest expense.

(c) In the first half of 2015, pre-tax restructuring charges were $9 million and pre-tax restructuring- related charges were $28 million, of which $15 million was recorded in cost of products sold and $13 million was recorded in selling, general and administrative expenses.

(d) Debt extinguishment charges are recorded in interest expense.
(e) In the first half of 2014, pre-tax acquisition- and divestiture-related net credits were $118 million, of which charges of $4 million were recorded in cost of products sold, charges of $27 million were recorded in selling, general and administrative expenses, $118 million was recorded as a contingent consideration benefit, $12 million was recorded as a gain on divestiture and credits of $19 million were recorded within Other, net.

(f) In the first half of 2014, pre-tax restructuring charges were $35 million and pre-tax restructuring- related charges were $18 million, of which $6 million was recorded in cost of products sold and $12 million was recorded in selling, general and administrative expenses.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Six Months Ended
SEGMENT NET SALES*	June 30,			June 30,
in millions	2015	2014	Change	2015	2014	Change

Interventional Cardiology	$567	$528	7%	$1,108	$1,029	7%
Peripheral Interventions	245	210	16%	477	414	15%
Cardiovascular	812	738	10%	1,585	1,443	10%

Cardiac Rhythm Management	490	495	(1)%	973	959	2%
Electrophysiology	60	55	9%	121	113	7%
Rhythm Management	550	550	0%	1,094	1,072	2%

Endoscopy	352	334	6%	680	650	5%
Urology and Women's Health	142	133	7%	272	259	5%
Neuromodulation	125	114	9%	241	223	7%
MedSurg	619	581	7%	1,193	1,132	5%

Subtotal Core Businesses	1,981	1,869	6%	3,872	3,647	6%

Divested Businesses	—	1	N/A	—	3	N/A
Foreign Currency	(138)	3	N/A	(261)	(3)	N/A

Worldwide Net Sales	$1,843	$1,873	(2)%	$3,611	$3,647	(1)%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

		Three Months Ended		Six Months Ended
SEGMENT OPERATING INCOME*		June 30,		June 30,
in millions		2015	2014	2015	2014

Segment operating income
Cardiovascular		$247	$193	$483	$364
Rhythm Management		78	67	155	133
MedSurg		188	175	355	343
Operating income allocated to reportable segments		513	435	993	840
Corporate expenses and currency exchange		(105)	(64)	(188)	(115)
Intangible asset impairment charges; pension termination charges; acquisition-, divestiture-, restructuring-, and litigation-related net charges and credits		(73)	(331)	(333)	(379)
Amortization expense		(116)	(109)	(229)	(218)
Operating income (loss)		$219	$(69)	$243	$128

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to intangible asset impairment charges; acquisition and divestiture-, restructuring- and litigation-related net charges and credits; pension termination charges; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) SALES
(Unaudited)

Three Months Ended June 30

in millions	U.S.		International		Worldwide
	Q2 2015	Q2 2014	Q2 2015	Q2 2014	Q2 2015	Q2 2014
Defibrillator systems	$218	$223	$117	$132	$335	$355
Pacemaker systems	61	67	64	75	125	142
Total CRM products	$279	$290	$181	$207	$460	$497

Six Months Ended June 30

in millions	U.S.		International		Worldwide
	YTD 2015	YTD 2014	YTD 2015	YTD 2014	YTD 2015	YTD 2014
Defibrillator systems	$438	$431	$232	$263	$670	$694
Pacemaker systems	119	130	127	139	246	269
Total CRM products	$557	$561	$359	$402	$916	$963

BOSTON SCIENTIFIC CORPORATION
INTERNATIONAL AND EMERGING MARKETS* NET SALES
(Unaudited)

Q2 2015 Europe Net Sales as compared to Q2 2014
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	(13)%	6%	(19)%

Q2 2015 Asia, Middle East and Africa (AMEA) Net Sales as compared to Q2 2014
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	(6)%	6%	(12)%

Emerging Markets* Net Sales as compared to Q2 2014
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	3%	12%	(9)%

*We define Emerging Markets as including certain countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities. Currently, we include 20 countries in our definition of Emerging Markets.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q3 and Full Year 2015 EPS Guidance

	Q3 2015 Estimate		Full Year 2015 Estimate		Prior Full Year 2015 Estimate
	(Low)	(High)	(Low)	(High)	(Low)	(High)
GAAP results	$0.10	$0.13	$0.28	$0.34	$0.32	$0.38

Intangible asset impairment charges	—	—	0.01	0.01	—	—
Debt extinguishment charges	—	—	0.02	0.02	—	—
Estimated acquisition and divestiture-related net charges	0.02	0.01	0.10	0.09	0.07	0.06
Estimated restructuring-related charges	0.02	0.02	0.06	0.06	0.08	0.08
Estimated amortization expense	0.07	0.07	0.29	0.29	0.28	0.28
Estimated pension termination charges	—	—	0.03	0.02	0.03	0.02
Litigation-related charges	—	—	0.09	0.09	0.10	0.10

Adjusted results	$0.21	$0.23	$0.88	$0.92	$0.88	$0.92

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure and the non-GAAP financial measure that excludes sales from divested businesses is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and six months ended June 30, 2015 and 2014, and for the forecasted three month period ending September 30, 2015 and full year ending December 31, 2015, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Intangible asset impairment charges - This amount represents non-cash write-downs of certain intangible asset balances in the first half of 2014 and the second quarter of 2015. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

Acquisition- and divestiture-related net charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments; (b) gains on previously held investments; (c) purchased and/or funded in-process research and development expenses incurred outside of a business combination; (d) due diligence, other fees and exit costs; and (e) separation costs and gains primarily associated with the sale of our Neurovascular business in January 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of on-going operations. Separation costs and gains on the sale of a business unit primarily represent those associated with the Neurovascular divestiture and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Restructuring and restructuring-related net charges (credits) - These adjustments represent primarily severance and other direct costs associated with our 2014 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Litigation-related net charges (credits) - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods in conjunction with the purchase accounting for an acquisition or as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.0 billion of public senior notes during the second quarter of 2015.  These adjustments do not reflect expected on-going operating results.  Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan.  These charges are not expected to recur after 2015 and do not reflect expected on-going operating results. Accordingly, management has excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the financial covenants included in our credit facility or our term loan facility agreements. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Sales from Divested Businesses and/or Changes in Foreign Currency Exchange Rates

Sales from divested businesses and/or changes in foreign currency exchange rates - Sales from divested businesses are primarily associated with the Neurovascular divestiture and are not representative of on-going operations. The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of sales from divested businesses and/or changes in foreign currency exchange rates for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.